UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2006

WHITTIER ENERGY CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	0-30598	20-0539412
(State or other jurisdiction of	Commission	(I.R.S. Employer
incorporation or organization)	File Number	Identification No.)

333 CLAY STREET, SUITE 700

HOUSTON, TEXAS 77002

(Address of Registrant’s Principal Executive Offices)

(713) 850-1880

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

Whittier Energy Corporation (the “Company”) entered into an Amended and Restated Credit Agreement (the “Amendment”) dated August 9, 2006, by and among the Company and BNP Paribas as the lead bank and administrative agent for the lenders (the “Credit Facility”). The Company entered into the Amendment in connection with the transaction described in Item 2.01 below. The Amendment increases the initial borrowing base under the Credit Facility from $38 million to $45 million. In addition, the Amendment provides for a maximum credit limit of $100 million, consisting of $94 million under revolving credit loans and $6 million under term loans. Amounts outstanding under the revolving portion of the Credit Facility will continue to bear interest at specified margins ranging between 1.50% to 2.25% over the London Interbank Offered Rate. The term portion of the Credit Facility is repayable 18 months from the date of borrowing and bears interest at a rate of LIBOR plus 3.75%. Such margins will fluctuate based on the utilization of the Credit Facility. No other material terms of the Credit Facility were amended. Borrowings under the Credit Facility are secured by first priority liens on substantially all of the Company’s assets, including equity interests in subsidiaries. The Company continues to be subject to certain financial covenants pertaining to minimum working capital levels, minimum coverage of interest expenses, and a maximum leverage ratio. In addition, the Company is subject to covenants limiting dividends and other restricted payments, transactions with affiliates, incurrence of debt, changes of control, asset sales, and liens on properties.

The foregoing summary of the terms of the Amendment is qualified in its entirety by reference to the Amended and Restated Credit Agreement, attached hereto as Exhibit 10.1.

Item 2.01  Completion of Acquisition or Disposition of Assets.

On August 9, 2006, the Company completed the acquisition of three oil and gas properties located in Mississippi and Texas from Imperial Petroleum, Inc. for cash consideration of approximately $10.6 million. The Company has an average 50% working interest and 36% net revenue interest in the acquired properties, which include 17 operated producing wells, minor interests in four additional non-operated producing wells, and four shut-in operated wells currently awaiting a workover rig. This transaction has an effective date of February 1, 2006.

Item 7.01  Regulation FD Disclosure.

On August 10, 2006, the Company issued a press release announcing the acquisition of oil and gas properties from Imperial Petroleum, Inc. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that Section.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement dated August 9, 2006 by and among Whittier Energy Corporation and BNP Paribas as the lead bank and administrative agent for the lenders

99.1	Press release dated August 10, 2006 announcing the acquisition of oil and gas properties from Imperial Petroleum, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHITTIER ENERGY CORPORATION

Date: August 15, 2006	By:	/s/ Michael B. Young
Michael B. Young
Vice President, Chief Financial Officer and
Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement dated August 9, 2006 by and among Whittier Energy Corporation and BNP Paribas as the lead bank and administrative agent for the lenders

99.1	Press release dated August 10, 2006 announcing the acquisition of oil and gas properties from Imperial Petroleum, Inc.